GENESIS ENERGY, INC. 2007 LONG TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan. The Genesis Energy, Inc. 2007 Long-Term Incentive Plan, as established hereby (the “Plan”), is intended to promote the interests of, Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”) and Genesis Energy, Inc., the general partner of the Partnership (the “General Partner”), by encouraging employees and directors of the General Partner and its Affiliates who perform services for the Partnership, the General Partner or their respective Affiliates to acquire or increase their equity interests in the Partnership and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to remain with the General Partner and its Affiliates and to devote their best efforts to the General Partner and the Partnership.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to a Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means a Phantom Unit or DER granted under the Plan.

“Award Agreement” means the written or electronic agreement reflecting the specific terms and conditions an Award granted under the Plan.

“Board” means the Board of Directors of the General Partner.

“A Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person (including a “group” within the meaning of Section 13(d)(3) of the Exchange Act, or any comparable successor provisions), other than the owners of the General Partner at the time this Plan is adopted, shall have become the beneficial owners of, or shall have obtained voting control over, fifty percent (50%) or more of the then outstanding shares of the General Partner; or

(ii) The closing date of any transaction to sell or otherwise dispose of substantially all of the assets of the Partnership or to merge or consolidate the Partnership with or into another partnership or corporation, in which the Partnership is not the continuing or surviving partnership or corporation, or pursuant to which any Units would be converted into cash, securities or other property of another partnership (except if the General Partner or its successor is the general partner of such partnership) or corporation.

“Committee” means the Compensation Committee of the Board.

“DER” means a contingent right granted under Section 7(b) of the Plan to receive an amount of cash equal to all or a designated portion (whether by formula or otherwise) of the cash distributions made by the Partnership with respect to a Unit during a specified period.

“Director” means a “non-employee director,” as defined in Rule 16b-3, of the General Partner.

“Employee” means any employee of the General Partner or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the primary stock exchange upon which the Units are listed on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Participant” means any Employee or Director granted an Award under the Plan.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Unit” means a notional unit granted under Section 7(a) of the Plan representing an unfunded and unsecured promise to deliver a Unit, subject to certain restrictions (including, without limitation, a requirement that a Participant remain continuously employed or provide continuous services for a specified period of time).

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Unit” means a Unit of the Partnership.

SECTION 3. Effective Date. The Plan shall be effective on the date it is approved by the affirmative vote of the Unitholders of a majority of the voting Units of the Partnership present, or represented, and entitled to vote at a meeting of the Unitholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”).

SECTION 4. Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum; provided, that such majority must include at least one Committee member who is a representative of the majority owner of the General Partner, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled or forfeited and accelerate the vesting of any such Awards; (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the General Partner, the Partnership, any Affiliate, any Participant, and any beneficiary thereof.

SECTION 5. Units Available for Awards.

(a) Units Available. Subject to adjustment as provided in Section 5(c), the number of Units with respect to which Awards may be granted under the Plan is 1,000,000. To the extent an Award is forfeited or otherwise terminates without the delivery of Units, the Units covered by such Award, to the extent of such forfeiture or termination, shall again be Units with respect to which Awards may be granted. Units withheld to satisfy tax withholding obligations of the General Partner or an Affiliate shall be considered to have been delivered under the Plan for this purpose and therefore may not be subject to future Awards hereunder.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market or from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion. If, at the time of the vesting of an Award of Phantom Units, the General Partner is prohibited, because of rules and/or regulations promulgated by the Securities and Exchange Commission or any stock exchange upon which the Units are listed, from delivering Units to the Participant that would be obtained from the Partnership or an Affiliate, then delivery of such Units to the Participant in connection with the vesting of such Participant’s Award of Phantom Units shall be delayed until such reasonable time as the General Partner is entitled to acquire, and does acquire, Units in the open market or becomes able to acquire such Units from the Partnership, an Affiliate or an other Person.

(c) Adjustments. In the event the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, and (ii) the number and type of Units (or other securities or property) subject to outstanding Awards; provided, that the number of Units subject to any Award shall always be a whole number; provided, further, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 5 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The General Partner shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

SECTION 6. Eligibility. Any Employee or Director who performs services for the Partnership or the General Partner or any of their respective Affiliates shall be eligible to be designated a Participant.

SECTION 7. Awards.

(a) Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the conditions under which the Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award.

(b) DERs. The Committee shall have the authority to determine the Employees and Directors to whom DERs shall be granted, the number of DERs to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the limits, if any, or portion of a DER that is payable, the conditions under which the DERs may become vested or forfeited, the applicable payment dates and form of payment, and such other terms and conditions as the Committee may establish with respect to such Award.

(c) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the General Partner or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the General Partner or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner or any Affiliate.

(iii) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(iv) Consideration for Grants. Awards may be granted for no cash consideration payable by a Participant or for such consideration payable by a Participant as the Committee determines including, without limitation, services or such minimal cash consideration as may be required by applicable law.

(v) Delivery of Units or other Securities and Payment by Participant of Consideration. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the General Partner. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, (i) cash, (ii) withholding from the vesting or settlement of any Units that number of Units having a fair market value equal to such amount, or (iii) any combination of (i) and (ii); provided, that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to, or withheld by, the General Partner, as of the date of such tender, is at least equal to the full amount required to be paid to the General Partner pursuant to the Plan or the applicable Award Agreement.

SECTION 8. Change In Control. Unless otherwise provided in the Award Agreement, upon a Change in Control, all restrictions on the Phantom Units granted under this Plan prior to such Change in Control shall automatically lapse.

SECTION 9. Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 9(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 5(c), in any Award shall materially reduce the benefit of such Award to the Participant holding such Award without the consent of such Participant.

SECTION 10.  Term of the Plan. Following the Effective Date, the Plan shall continue in effect until the earliest of (a) the termination of the Plan by action of the Board or the Committee or (b) the 10th anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date and shall continue to be governed by the terms of this Plan.

SECTION 11. General Provisions.

(a) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Termination of Employment or Service. For purposes of the Plan, unless the Award Agreement provides to the contrary, a Participant shall not be deemed to have terminated employment with the General Partner and its Affiliates or membership from the Board, as applicable, until such date as such Participant is no longer an Employee of the General Partner or an Affiliate or has ceased to be a member of the Board.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any Affiliate as applicable. Further, the General Partner or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in the Plan or any Award Agreement shall operate or be construed as constituting an employment agreement with any Participant and each Participant shall be an “at will” employee, unless such Participant has entered into a separate written employment agreement with the General Partner or an Affiliate.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the issuance or transfer of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust Fund Created; Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or the Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and any such fractional Units or any rights thereto shall be terminated, or otherwise eliminated, without the payment of any consideration therefor.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Tax Withholding. A Participant may satisfy any U.S., federal, state or local tax withholding obligation relating to the acquisition of his or her Award by any of the following means (in addition to the General Partner’s right to withhold or to direct withholding from any compensation paid to such Participant by the General Partner or any of its Affiliates) or by a combination of such means: (i) tendering cash payment or surrendering already owned Units of the Partnership having a fair market value equal to the withholding obligation, or (ii) authorizing the General Partner or its Affiliates to withhold Units from Units otherwise deliverable to such Participant as a result of the settlement, lapse of restrictions or any payment or transfer under an Award (but no more than the minimum required statutory withholding liability). If the Participant fails to pay the foregoing tax withholding liability, the General Partner may withhold from the number of Units otherwise issuable or deliverable pursuant to the settlement of an Award, a number of Units with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(k) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such person in any manner which the Committee may select, and the General Partner and its Affiliates shall be relieved of any further liability for payment of such amounts.

(l) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the General Partner, the Committee shall be acting on behalf of the Affiliate, and to the extent the General Partner has an obligation to reimburse the Affiliate for compensation paid to Employees for services rendered for the benefit of the General Partner, such payments or reimbursement payments may be made by the General Partner directly to the Affiliate, and, if made to the General Partner, shall be received by the General Partner as agent for the Affiliate, or to the extent the Affiliate has an obligation to reimburse the General Partner for compensation paid to Employees for services rendered for the benefit of the Affiliate, such payments or reimbursement payments may be made by the Affiliate directly to the General Partner, and, if made to the Affiliate, shall be received by the Affiliate as agent for the General Partner.

As adopted by the Board of Directors of
Genesis Energy, Inc. on September 18, 2007.